                              PURCHASE AGREEMENT

         This Purchase Agreement dated as of the 4th day of November, 1997
(the "Effective Date"), by and among Namco Cybertainment Inc., a Delaware corporation, having its principal offices at 877 Supreme Drive, Bensenville, Illinois 60106 (the "Buyer"), Skyline Virtual Reality, Inc., a Delaware corporation, having its principal offices at 350 Fifth Ave., Suite 612, New York, NY 10118 ("Virtual Reality") and Skyline Multimedia Entertainment, Inc., a New York corporation, having its principal offices at 350 Fifth Ave., Suite 612, New York, NY 10118 ("Skyline Multimedia") ("Virtual Reality" and "Skyline Multimedia" hereinafter collectively referred to as the "Sellers").

                             W I T N E S S E T H:

         WHEREAS, the Sellers are the owners of the Acquired Assets (defined below);

         WHEREAS, the Sellers wish to sell to the Buyer, and the Buyer wishes to purchase from the Sellers, the Acquired Assets upon the terms and subject to the exclusions and conditions set forth in this Agreement; and

         WHEREAS, the Buyer wishes to license back to Sellers, and the Sellers wish to license from the Buyer, the right to use the Intellectual Property Assets (as defined below) solely for use in connection with the operation of the Business (as defined below) by the Sellers at the Location (as defined below).

         NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I

                                 Definitions

         1.1 Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

                  "Acquired Assets" shall have the meaning provided in
Section 2.1.

                  "Affiliate" shall mean, with respect to any specified Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person. For purposes of this definition "controls", "is controlled by" and "under common control with" means the possession of the power to direct or cause the direction of the management and policies of a specified Person through the ownership of voting securities.

                  "Agreement" shall mean this Purchase Agreement, including all exhibits and schedules hereto, as it may be amended from time to time in accordance with its terms.

                  "Bill of Sale" shall mean the bill of sale, of even date herewith, between the Buyer and the Sellers, the form of which is attached hereto as Exhibit A.

                  "Business" shall mean the business of the Sellers conducted at the Location related to the operation and management of entertainment centers under the "XS" formula as currently in effect at the Location.

                  "Buyer" shall have the meaning provided in the preamble to this Agreement.

                  "Buyer Releasees" shall have the meaning provided in
Section 9.3.

                  "Closing" shall have the meaning provided in Section 6.1.

                  "Confidential Information" shall mean the proprietary and confidential information of either party, including, without limitation, all information, know-how, marketing and development plans, techniques and materials, client names and other information related to clients, price lists, pricing policies and financial information, and methods of production, vendor agreements, use, operation and application: (i) which are not generally known to the public; and (ii) in which such Person has rights.

                  "Existing Agreement" shall mean the Agreement, dated November 1, 1996, by and between the Buyer and Virtual Reality related to the use of the Buyer's games and other equipment at the Location.

                  "Intellectual Property Assets" shall have the meaning provided in Section 2.1(a).

                  "License Agreement" shall mean the License Agreement, of even date herewith, between the Buyer and Virtual Reality, the form of which is attached hereto as Exhibit B.

                  "Lien" shall mean any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

                  "Location" shall mean the entertainment center operated by the Sellers under the "XS" trade name and located at 1457 Broadway, New York, New York.

                  "Office Action" shall mean any official action by the United States Patent and Trademark Office reporting that a particular trademark or service mark application is not entitled to federal registration for any reason and advising of the reasons therefor and of any formal requirements or objections with respect thereto.

                  "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited liability company, limited partnership, trust, association or other entity.

                  "Related Agreement" shall mean any contract or agreement which is or is to be entered into at the Closing or otherwise pursuant to this Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

                  "Restricted Assets" shall have the meaning provided in
Section 5.1.

                  "Revenue Sharing Agreement" shall mean the Revenue Sharing Agreement, of even date herewith, between the Buyer and Virtual Reality, the form of which is attached hereto as Exhibit C.

                  "Sellers" shall have the meaning provided in the preamble to this Agreement.

                  "Seller Releasees" shall have the meaning provided in
Section 10.2.

                  "Trademarks" shall have the meaning provided in
Section 2.1(b).

                  "Trademark Assignment" means the trademark assignment, of even date herewith between the Buyer and Skyline Multimedia, the form of which is attached hereto as Exhibit D.

                                  ARTICLE II

                              Sale and Purchase

                  2.1 Sale and Purchase of Acquired Assets. Subject to the terms and conditions of this Agreement, at the Closing, the Sellers shall sell, transfer, assign, convey and deliver to the Buyer, and the Buyer shall purchase, acquire and take assignment and delivery of all right, title and interest in, to and under the following assets owned by the Sellers (all of the assets sold, assigned, transferred and delivered to the Buyer hereunder being referred to collectively herein as the "Acquired Assets"):

                  (a) Intellectual Property. All of the following intangible assets which are owned by Sellers and used solely in connection with the operation of the Business throughout the world: (a) registered and unregistered trademarks and service marks (including common law rights) and applications for trademark and service mark registrations, in each case which are related to the Business; (b) trade names related to the Business (all assets in subparagraph
(a) and

(b) which shall include those items identified on Schedule A hereto, collectively referred to as the "Trademarks"); (c) registered and unregistered copyrights and applications for copyright registrations related to the Business;
(d) proprietary concept information, including, without limitation, business and marketing plans, marketing materials (including without limitation, brochures, folders, special event planning guides and collateral materials) a reproducible copy of Seller's web page, advertising concepts, designs and slogans, in each case which are related to the Business, including audio and video and other production products utilized to create any of the foregoing; and (e) all enhancements, improvements and derivative works of each of the foregoing, in each case, which are used in connection with the Business; and

                  (b)      Other Intangibles.  Goodwill relating to the
Trademarks.

         2.2 Information and Records. Following the Closing, the Sellers shall also provide to the Buyer during the effectiveness of the License Agreement, copies of, or access to, all technical information, confidential information, price lists, marketing information, sales records, customer lists, documents related to the build-out of the Location, agreements with vendors, suppliers and manufacturers and any other entities which do business with the Sellers with respect to the Business, and any other business records of the Sellers that would be useful to the Buyer in establishing or developing entertainment centers using the "XS" name and concept, in each case, which are related to, or used by the Sellers in connection with the Business. Buyer shall use such information only in connection with the operation or development of "XS" related businesses by the Buyer.

                                 ARTICLE III

                                Consideration

         3.1 Payment of Purchase Price. At the Closing, in consideration for the Acquired Assets, the Buyer shall (i) forgive all outstanding indebtedness of Virtual Reality to it under the Existing Agreement (other than any such indebtedness that remains due and payable in accordance with the terms of the Revenue Sharing Agreement) and (ii) execute concurrently herewith the Revenue Sharing Agreement pursuant to which the revenues allocated between the Buyer and Virtual Reality with respect to the continued use of the Buyer's equipment at the Location will be restructured in the manner set forth therein.

                                  ARTICLE IV

                                 License-Back

         4.1 License-Back. Concurrently with the execution of this Agreement, the Buyer shall license-back to the Sellers a limited, non-exclusive, royalty-free right and license to use the Intellectual Property Assets solely in connection with the operation by the Sellers of the Business at the Location. The rights and obligations of the parties under this license shall be governed by the terms and conditions of the License Agreement.

                                  ARTICLE V

                            Right of First Refusal

         5.1 No Assignment or Transfer of the Location Except in Compliance with This Agreement. The Sellers may not sell, assign, or otherwise transfer (each such action hereinafter referred to as a "transfer") the Business or the lease for the Location (hereinafter referred to as the "Restricted Assets"), except in compliance with the provisions of this Article 5, or as otherwise permitted under the License Agreement or the Revenue Sharing Agreement.

         5.2 Rights of the Sellers in connection with Sales of Restricted Assets. If the Sellers receive a bona fide offer to purchase all or a substantial portion of the Restricted Assets (which the Sellers desire to accept), the Sellers shall notify the Buyer of such offer and provide the Buyer with a copy of such offer and sufficient information to substantiate the offeror's ability to consummate the transaction. After providing such notice, the Buyer shall have the right to acquire all or such portion the Restricted Assets as is the subject of such offer from the Sellers on the same terms and conditions as are set forth in the offer. If the Buyer desires to exercise the option set forth in this Section 5.2, the Buyer shall do so by giving notice to the Sellers of such exercise within twenty-one (21) days of receipt of such notice. If the Buyer does not exercise the option within such twenty-one (21) day period, the Sellers shall be entitled to sell all or such portion of the Restricted Assets as is the subject of such offer to the offeror, but only on identical terms and conditions as set forth in the offer, within 120 days after the earlier of (i) the date the Buyer notifies the Sellers of its election not to exercise its option to acquire such Restricted Assets or (ii) the expiration of the twenty-one (21) day period specified above in the event the Buyer does not respond to the offer. If the proposed sale is not consummated within such 120 day period, the Sellers shall not be entitled to consummate such sale without first complying with the terms of this Article 5. If the Buyer elects to purchase such Restricted Assets within the applicable period, the closing of such transaction shall take place not later than sixty (60) days following the date on which the Sellers notified the Buyer of such offer.

                                  ARTICLE VI

                                   Closing

         6.1 The Closing. The transactions contemplated by this Agreement shall be completed and all deliveries to be made in connection herewith shall be made at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, or at such other location or in such manner as the parties mutually agree, concurrent with the execution of this Agreement (the "Closing"), notwithstanding the fact that actual registration and acknowledgment and acceptance by the appropriate governmental agencies of the transfer of the Intellectual Property Assets may occur at a later date.

         6.2 Deliveries of the Sellers at the Closing. At the Closing, the Sellers will deliver to the Buyer the following:

                  (a) The Trademark Assignment, duly executed by Skyline
                      Multimedia;
                  (b) The License Agreement, duly executed by Virtual Reality;
                  (c) The Revenue Sharing Agreement, duly executed by Virtual
                      Reality;
                  (d) The Bill of Sale, duly executed by the Sellers; and
                  (e) Possession of the tangible embodiments of the Acquired
                      Assets.

         6.3 Deliveries of the Buyer at the Closing. At Closing, the Buyer will deliver to the Sellers:

                  (a) The License Agreement, duly executed by the Buyer;
                  (b) The Revenue Sharing Agreement, duly executed by
                      the Buyer; and
                  (c) Evidence of termination of the Existing Agreement.

         6.4 Further Assurances. The Sellers will on and after the Closing execute and deliver to the Buyer, at the Buyer's expense, any additional documents or instruments as the Buyer may reasonably request to effectuate the assignment to the Buyer of the Intellectual Property Assets as contemplated by this Agreement.

                                 ARTICLE VII

                Representations and Warranties of the Sellers

         The Sellers represent and warrant to the Buyer, as follows:

         7.1 Organization. Virtual Reality and Skyline Multimedia are corporations, in each case, duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have all power and authority to conduct their businesses as the same are currently conducted.

         7.2 Authority. The Sellers have full power and authority to enter into this Agreement and their Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements by the Sellers has been duly and validly authorized by all necessary corporate actions on the part of the Sellers. This Agreement and the Related Agreements have been duly executed and delivered by the Sellers and, assuming due execution and delivery by the Buyer, this Agreement and the Related Agreements constitute valid and legally binding obligations of the Sellers enforceable against the Sellers in accordance with their terms.

         7.3      Consents and Approvals; No Conflicts, etc.

                  (a) No consent, authorization or approval of, filing or registration with, or cooperation from, any governmental authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Sellers of this Agreement and their respective Related Agreements or the consummation of the transactions contemplated hereby or thereby.

                  (b) The execution, delivery and performance by the Sellers of this Agreement and their respective Related Agreements do not and will not violate any law applicable to the Sellers or any of the Acquired Assets; violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the Acquired Assets under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract to which the Sellers are a party or by which the Sellers or any of their assets or properties are bound; permit the acceleration of the maturity of any indebtedness of the Sellers or indebtedness secured by any of their assets or properties; or violate or conflict with any provision of any of the articles of incorporation, bylaws or similar organizational instruments of the Sellers.

         7.4 Intellectual Property. Schedule A sets forth a true, accurate and complete list of all of the Trademarks, whether or not regulated, used in the conduct of the Business, and where there is a registration or application, the registration number or application number and the jurisdiction thereof. The Sellers further warrant and represent:

                  (a) that the Sellers are the exclusive owners of all Acquired Assets, free and clear of any Liens; that such Acquired Assets will be transferred to the Buyer on the Closing Date, free and clear of any Liens; as of Closing the Acquired Assets will not be subject to any license, royalty or other agreement, except as contemplated hereby; and the Sellers have not granted any license or agreed to pay or receive any royalty in respect of any Acquired Assets;

                  (b) that, to the knowledge Sellers, none of the Trademarks have been or are the subject of any pending or threatened litigation, oppositions, cancellation proceedings, or claim of infringement;

                  (c) that the Sellers have made all necessary filings and recordings with respect to the Trademarks in the United States Patent and Trademark Office ("PTO") and except as set forth on Schedule B hereto, there are no Office Actions pending which could materially adversely affect Sellers' right to register or use the Trademark; and


                  (d) that, to the knowledge of the Sellers, the Intellectual Property Assets do not infringe any third party rights.

         7.5 No Other Agreement. Neither the Sellers nor any of their Affiliates have any contract or arrangement with respect to the sale or other disposition of the Acquired Assets, except as set forth in this Agreement.

         7.6 Accuracy of Statements. Neither this Agreement nor any schedule, exhibit, statement, list, document, certificate or other information furnished or to be furnished (as contemplated under this Agreement) by or on behalf of the Sellers to the Buyer or any representative or Affiliate of the Buyer in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                 ARTICLE VIII

                 Representations and Warranties of the Buyer

         The Buyer represents and warrants to the Sellers, as follows:

         8.1 Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to conduct its business as the same is currently conducted.

         8.2 Authority. The Buyer has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Related Agreements by the Buyer has been duly and validly authorized by all necessary corporate actions on the part of the Buyer. The Buyer has all requisite corporate power to execute, deliver and perform its obligations under this Agreement and the Related Agreements. This Agreement and the Related Agreements have been duly executed and delivered by the Buyer and, assuming due execution and delivery by the Sellers, this Agreement and the Related Agreements constitute valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms.

         8.3 Consents and Approvals; No Conflicts, etc.

                  (a) No consent, authorization or approval of, filing or registration with, or cooperation from, any governmental authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Buyer of this Agreement and its Related Agreements or the consummation of the transactions contemplated hereby or thereby.

                  (b) The execution, delivery and performance by the Buyer of this Agreement and its Related Agreements do not and will not violate any law applicable to the Buyer or any of its properties or assets; violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Buyer under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any contract to which the Buyer is a party or by which the Buyer or any of its assets or properties are bound; permit the acceleration of the maturity of any indebtedness of the Buyer or indebtedness secured by any of its assets or properties; or violate or conflict with any provision of any of the articles of incorporation, bylaws or similar organizational instruments of the Buyer.

                                  ARTICLE IX

                           Covenants of the Sellers

         9.1 Implementing Agreement. Subject to the terms and conditions hereof, the Sellers shall take all commercially reasonable action required of them to fulfil their obligations under the terms of this Agreement and shall otherwise use their commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby.

         9.2 Confidentiality. From and after the Closing Date, except as required by law or any governmental authority, the Sellers shall maintain all Confidential Information of the Buyer, including any Confidential Information included in the Acquired Assets, in strict confidence in accordance with the procedures it uses to protect its own information of a similar nature.

         9.3 Release by the Sellers. The Sellers hereby fully and forever expressly release and discharge the Buyer and its respective principals, representatives, shareholders, successors, assigns, directors and officers (collectively, the "Buyer Releasees"), from any and all manner of action or actions, cause of action (whether at law or in equity), suits, controversies, claims, damages, demands or losses, whether known or unknown, which the Sellers now have or may hereinafter have in the future against the Buyer Releasees by reason of any breach of or failure by any Buyer Releasees to comply with or otherwise perform any obligation under the Existing Agreement.

                                  ARTICLE X

                            Covenants of the Buyer

         10.1 Implementing Agreement. Subject to the terms and conditions hereof, the Buyer shall take all commercially reasonable action required of it to fulfil its obligations under the terms of this Agreement and shall otherwise use its commercially reasonable efforts to facilitate the consummation of the transactions contemplated hereby.

         10.2 Confidentiality. From and after the Closing, except as required by law or any governmental authority, the Buyer shall maintain all Confidential Information that relates to the Business or to the Sellers, including any such Confidential Information included in the Acquired Assets, in strict confidence in accordance with the procedures it uses to protect its own information of a similar nature.

         10.3 Release by the Buyer. The Buyer fully and forever expressly releases and discharges the Sellers and their respective principals, representatives, shareholders, successors, assigns, directors and officers (collectively, the "Seller Releasees"), from any and all manner of action or actions, cause of action (whether in law or in equity), suits, controversies, claims, damages, demands or losses, whether known or unknown, which the Buyer now has or may hereinafter have in the future against the Seller Releasees by reason of any breach of or failure by any Seller Releasee to comply with or otherwise perform any obligation under the Existing Agreement.

                                  ARTICLE XI

                               Indemnification

         11.1 Indemnification by the Sellers. The Sellers agree to indemnify and hold the Buyer harmless against any and all liabilities, losses, costs, damages and expenses (including, without limitation, reasonable attorneys' fees) incurred or suffered by the Buyer arising out of or relating to (i) the material breach of or material inaccuracy in any representation or warranty made by the Sellers pursuant to this Agreement or (ii) the failure by the Sellers to comply with any material covenant set forth in this Agreement. The obligations under this Section 11.1 shall survive the Closing for a period of twelve months.

         11.2 Indemnification by the Buyer. The Buyer agrees to indemnify and hold the Sellers harmless against any and all liabilities, losses, costs, damages and expenses incurred or suffered by the Sellers arising out of or relating to (i) the material breach of or material inaccuracy in any representation or warranty made by the Buyer pursuant to this Agreement or (ii) the failure by the Buyer to comply with any material covenant set forth in this Agreement. The obligations under this Section 11.2 shall survive the Closing for a period of twelve months.

                                 ARTICLE XII

                                   General

         12.1 Expenses. Except as otherwise provided by this Agreement, each party shall bear and pay its own expenses incurred in connection with the transactions referred to in this Agreement.

         12.2 Notices. Any notices required or permitted to be sent to a party hereunder shall be delivered personally or mailed, certified mail, return receipt requested, delivered by overnight courier service, or by telecopy to the following addresses, or such other address as such party hereto designates by written notice given to the other party, and shall be deemed to have been delivered five business days after mailing, if mailed, or four business days after delivery to the courier, if delivered by overnight courier services or if by telecopy, on the date set forth on the confirmation:

         If to the Sellers to:      c/o Skyline Virtual Reality, Inc.
                                    350 Fifth Avenue
                                    Suite 612
                                    New York, New York 10118
                                    Attention: Zalman Silber
                                    Facsimile No.: (212) 564-0652

                    copy to:        Proskauer Rose LLP
                                    1585 Broadway
                                    New York, NY 10036
                                    Attention: Neil S. Belloff
                                    Facsimile No.: (212) 969-2900

          If to the Buyer to:       Namco Cybertainment, Inc.
                                    877 Supreme Drive
                                    Bensenville, Illinois 60106
                                    Attention: William T. Pelafas
                                    Facsimile No.: (630) 238-0560

                    copy to:        Mayer, Brown & Platt
                                    190 South LaSalle
                                    Chicago, Illinois 60603
                                    Attention: David A. Carpenter
                                    Facsimile No.: (312) 701-7711

         12.3 Entire Agreement; Headings; Counterparts. This Agreement constitutes the entire understanding and agreement between the parties with respect to the transactions contemplated herein, and supersedes any and all prior or contemporaneous, oral or written, communications with respect to the subject matter hereof, all of which are merged herein. The section headings contained herein shall in no way limit, extend, or interpret the scope or language of this Agreement or of any particular section and are intended only for convenience of reference. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, without necessity of production of the others. Such counterparts may be delivered to the other parties hereto by facsimile and such delivery shall be deemed a delivery of an executed original.

         12.4 Amendment; Waiver. This Agreement cannot be modified, amended or in any way altered except by written document executed by each of the parties hereto. No waiver of any provision of this Agreement, or of any rights or obligations of any party hereunder, shall be effective unless in writing and executed by the party waiving compliance, and such waiver shall be effective only in the specific instance, and for the specific purpose, stated in such writing. No waiver of any breach of, or default under, any provision of this Agreement shall be deemed a waiver of any other provision, or of any subsequent breach or default of the same provision, of this Agreement.

         12.5 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, that provision shall be deemed stricken and the remainder of the Agreement shall continue in full force and effect, insofar as it remains a workable instrument to accomplish the intent and purposes of the parties. The parties further agree to replace the severed provision with the provision that will come closest to reflecting the intention of the parties underlying the severed provision but that will be valid, legal and enforceable.

         12.6 Parties in Interest; Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither party may assign by operation of law or otherwise to any third party, any right or obligation set forth in this Agreement without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

         12.7 Applicable Law. This Agreement and the performance of the parties hereunder shall be governed and construed in accordance with the substantive laws of the State of New York without giving effect to the principles of conflicts of law thereof.

         12.8 Publicity. The financial and business terms of this Agreement or the Related Agreements shall not be disclosed to any third party or the public without the prior written consent of the other party; provided, however, that either party may disclose such information as required by law (including applicable securities laws), the rules of any applicable stock exchange, or court order or as necessary to enforce the terms of this Agreement. The foregoing shall not prohibit either party from disclosing this Agreement or its contents to its attorneys, accountants or other advisors or to its employees.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                       NAMCO CYBERTAINMENT, INC.


                                       By:
                                           ------------------------------

                                       Name:
                                             ----------------------------

                                       Title:
                                              ---------------------------


                                       SKYLINE VIRTUAL REALITY, INC.


                                       By:
                                           ------------------------------

                                       Name:
                                             ----------------------------

                                       Title:
                                              ---------------------------


                                       SKYLINE MULTIMEDIA
                                       ENTERTAINMENT, INC.


                                       By:
                                           ------------------------------

                                       Name:
                                             ----------------------------

                                       Title:
                                              ---------------------------

                                   SCHEDULE A

                          Intellectual Property Assets


                                                                  Trademark                 Registration               Renewal
         Trademark                    Country                        No.                         No.                     Date

         ---------                    -------                        ---                         ---                     ----
1.    XS Too Much                     U.S.A.            Serial No. 75-193,933                  Pending              Not Applicable
      is Not Enough
2.    XS                              U.S.A.            Serial No. 75-193,932                  Pending              Not Applicable

3.    XS Too Much                     U.S.A.            Serial No. 75-193,931                  Pending              Not Applicable
      is Not Enough
      (and design)


                                   SCHEDULE B

                             PENDING OFFICE ACTIONS



Service Mark               Serial No.       Date Issued       Issues Presented                   Response Due
------------------         ----------       -----------       ----------------                   ------------

XS                         75/193932        06/12/97          Identification indefinite          12/12/97

XS TOO MUCH
IS NOT ENOUGH              75/193931        06/12/97          Identification indefinite          12/12/97

XS TOO MUCH IS
NOT ENOUGH (AND
DESIGN)                    75/193933        06/12/97          Identification Indefinite
                                                              Drawing unacceptable               12/12/97
